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                                                                  EXHIBIT 10.10D

                                   AMENDMENT
                                       TO
                          LOAN AND SECURITY AGREEMENT

        This Amendment to Loan and Security Agreement is entered into as of December 27, 1996, by and between Silicon Valley Bank ("Bank") and Anergen, Inc. ("Borrower").

                                    RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 23, 1995, as may have been or may be amended from time to time (the "Agreement"). Borrower and Bank desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.      Amendments

                (a) Section 1.1 of the Agreement is hereby amended by (i) renumbering the existing paragraph therein as subsection (a), (ii) replacing each reference in such subsection (a) to "Loan" or "Loans" with "Facility A Loan" or "Facility A Loans," (iii) replacing the reference therein to "Note" with "Facility A Note," and (iv) adding a new subsection (b) as follows:

                "(b)    At any time from the date hereof through December 31,
                1997, Borrower may from time to time request up to six (6) advances (each a "Facility B Loan" and, collectively, the "Facility B Loans"), each in a minimum amount of One Hundred Thousands Dollars ($100,000) from Bank in an aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000). Facility B Loans will be subject to the terms of this Agreement. Principal, interest and all other sums owing to Bank under this Agreement shall be evidenced by a promissory note in substantially the form attached as Exhibit A-1 hereto (the "Facility B Note") and by entries in records maintained by Bank. Each payment on, and any other credits with respect to principal, interest and all other sums owing to Bank under, this Agreement shall be evidenced by entries in such records. Borrower may prepay any amounts due hereunder without penalty or premium; provided, however, that Bank shall have the right to include a prepayment premium in connection with the quote of any fixed rate as described in Section 1.3(b)."

                (b) Section 1.2.1 of the Agreement is hereby amended by (i) renumbering the existing paragraph therein as subsection (a), (ii) replacing each reference in such subsection (a) to "Loan" or "Loans" with "Facility A Loan" or "Facility A Loans," and (iii) adding a new subsection (b) as follows:

                "(b)     The Facility B Loans shall be used to purchase
                machinery and equipment (the "Equipment"), and up to Three Hundred Twenty-Five Thousand Dollars ($325,000) of the Facility B Loans may be used to finance tenant improvements ("Improvements"). Advances for Equipment hereunder shall not exceed One Hundred Percent (100%) of the cost of Equipment approved from time to time by Bank excluding installation expense, freight and taxes. All Equipment shall be or have been accepted under invoices dated on or after the date which is ninety (90) days prior to the date Borrower requests the Facility B Loan, except for the initial Facility B Loan for which the applicable number of days shall be one hundred and eighty (180)."


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                (c)     Section 1.2.2 of the Agreement is hereby amended by
(i) renumbering the existing paragraph therein as subsection (a), (ii) replacing each reference in such subsection (a) to "Loan" or "Loans" with "Facility A Loan" or "Facility A Loans," and (iii) adding a new subsection (b) as follows:

                "(b)    Interest shall accrue from the date of each Facility B
                Loan at the rate specified in Section 1.3(b). Each Facility B Loan shall be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, in the thirtieth (30th) calendar day of each month (except for the month of February in which payment shall be due on the 28th) beginning on thirtieth calendar day of the month after such Loan is advanced. All Facility B Loans under this Section 1 and all other amounts due under this Agreement shall be immediately due and payable on December 31, 2000."

                (d) Section 1.3 of the Agreement is hereby amended by (i) renumbering the existing paragraph therein as subsection (a), (ii) replacing each reference in such subsection (a) to "Loan" or "Loans" with "Facility A Loan" or "Facility A Loans," and (iii) adding a new subsection (b) as follows:

                "(b)    Each Facility B Loan shall bear interest on the
                outstanding principal amount thereof, from the date such Facility B Loan is made until it is repaid in full, at a rate per annum equal to, at the option of Borrower, (i) the rate announced by Bank from time to time as its prime rate (the "Prime Rate") plus one percent (1.0%), which rate shall change contemporaneously with any change in the Prime Rate or (ii) the rate of interest equal to the U.S. Treasury note yield to maturity for a term equal to thirty-six months as quoted in the Western edition of The Wall Street Journal three days prior to the date of the requested Facility B Loan, plus three and one-half percent (3.50%). Interest will be computed daily on the basis of a 360-day year for the actual number of days elapsed. Interest shall be payable monthly in arrears on the 30th day of each month (except for the month of February in which payment shall be due on the 28th) (contemporaneously with principal payments) and when such Facility B Loan is due (whether at maturity, by reason of acceleration or otherwise). Any amounts not paid when due shall bear interest at a rate per annum equal to five percent (5%) above the highest rate then applicable to the Facility B Loans, which interest shall be payable on demand."

                (e) Section 3.1.3 of the Agreement is hereby amended by replacing the numerical reference to "$5,000,000" with "Six Million Dollars ($6,000,000)".

                (f) Section 3.11 of the Agreement is hereby amended in its entirety to read as follows:

                "3.11   Tangible Net Worth. Maintain, as of the last day of each
                of Borrower's fiscal quarters, a Tangible Net Worth of not less than Five Million Dollars ($5,000,000)."


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                (g)     Section 3 of the Agreement is hereby amended to add a
new Section 3.15 thereto as follows:

                "3.15 Debt/Tangible Net Worth. Maintain, as of the last day of each of Borrower's fiscal quarters, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than .50 to 1.00."

                (h) Section 9.1 of the Agreement is hereby amended by adding the following definitions in proper alphabetical order thereto:

                        "'Loan' or 'Loans' means a Facility A Loan or a
                Facility B Loan."

                        "'Note' means the Facility A Note and the Facility B
                Note."

                        "'Subordinated Debt' means any debt incurred by
                Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank)."

                        "'Total Liabilities' means at any date as of which the
                amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all indebtedness, but specifically excluding Subordinated Date."

                (i) The Agreement is hereby amended by adding a new Exhibit A-1 attached hereto.

                (j) Exhibit C of the Agreement is hereby amended and replaced in its entirety with the Exhibit C attached hereto.

        2. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to further conditions precedent that:

        (a) Borrower shall have paid to Bank an amendment fee of Seven Thousand Five Hundred Dollars ($7,500) and all Bank Expenses incurred through the date hereof, including reasonable attorney's fees and expenses; and

        (b) Bank shall have received, in form and substance satisfactory to Bank:

                (i) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution, delivery and performance of this Amendment, and confirming that the copies of the Articles of Incorporation and By Laws previously delivered to Bank have not been amended and remain in full force and effect;

                (ii) a promissory note in substantially the form of Exhibit A-1 duly executed by Borrower; and

                (iii)   a copy of this Amendment duly executed by Borrower.

        3. No Defenses of Borrower. Borrower agrees, as of this date, that it has no defenses against the obligations to pay any amounts under the Indebtedness.

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        4.      Interpretation.  Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement.

        5. Representations. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        6.      MISCELLANEOUS.

                1. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

                2. Entire Agreement. This Amendment and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings.

                3. Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

                4. Legal Effect. Except as amended by this Amendment, the Loan Documents remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect.

                5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        ANERGEN, INC.

                                        By           [SIG]
                                           ---------------------------------

                                        Title   VP Finance and CFO
                                              ------------------------------



                                        SILICON VALLEY BANK

                                        By           [SIG]
                                           ---------------------------------

                                        Title   Senior Vice President
                                              ------------------------------





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